PHOENIX SERIES FUND
CIK# 0000019469
ANNUAL 10/31/05


Because the electronic format for filing Form NSAR does not provide adequate space for responding to Items 72DD1, 72DD2, 73A1, 73A2, 74U1, 74U2, 74V1, and 74V2 correctly, the correct answers are as follows:

72DD1/72DD2-
Series 1- Class A $20,145, Class B $256, Class C $528.
Series 5- Class A $11,170, Class B $719 and Class C $120.
Series 7- Class A , B, C is zero.
Series 8- Class A $4,259, Class B $127 and Class C $54.

72EE-
Series 1- Class A $35,738, Class B $661, Class C is zero.
Series 5- Class A, Class B and Class C is zero.
Series 7- Class A, Class B and Class C is zero.
Series 8- Class A, Class B and Class C is zero.

73A1/73A2-
Series 1- Class A $0.3150, Class B $0.2070, Class C $.0900.
Series 5- Class A $0.3500, Class B $0.3100 and Class C $0.3100.
Series 7- Class A, Class B and Class C is zero.
Series 8- Class A $0.4200, Class B $0.3570 and Class C $0.3570.

73B-
Series 1- Class A $0.6055, Class B $0.6055, Class C is zero.
Series 5- Class A, Class B and Class C is zero.
Series 7- Class A, Class B and Class C is zero.
Series 8- Class A, Class B and Class C is zero.

74U1/74U2-
Series 1- Class A 68,765, Class B 1,377, Class C 5,596
Series 5- Class A 29,538, Class B 1,619, Class C 364
Series 7- Class A 9,252, Class B 919, Class C 30
Series 8- Class A 9,427, Class B 291, Class C 155

74V1/74V2-
Series 1- Class A $14.55, Class B $14.50, Class C $14.49.
Series 5- Class A $4.88, Class B $4.81, Class C $4.84.
Series 7- Class A $15.42, Class B $13.91, Class C $13.89.
Series 8- Class A $8.26, Class B $8.21, Class C $8.23.